Exhibit 99.1

Slide 1

ENDI Enterprise Diversified

Investor Presentation

April 2, 2020

Slide 2

OVERVIEW

Enterprise Diversified, Inc. is primarily focused on partnering with alternative asset managers, in addition to holding interests in companies associated with internet access, real estate, and home services.

Slide 3

2019 NOTABLES

Enterprise Diversified is focused on creating long-term value for shareholders.

In 2019, Enterprise Diversified successfully transitioned the company to focus on the asset management business where we have maximum optionality and long-term upside potential.

Focused Compounding Capital Management, LLC, a new entity of which Willow Oak is a 10% owner, was formed. In addition to managing client capital through managed accounts, this joint venture launched a private investment fund, Focused Compounding Fund, LP, that began investing January 1, 2020.

Non-core assets were shed, and we shifted to an asset-light business in order to generate predictable cash flow from management fee shares, royalties, and other sources.

Approximately $6,427,000 of debt associated with the Mt Melrose portfolio was deconsolidated. In total, company debt decreased from $7,521,819 to $511,025.

Asset-heavy operations were divested, thereby simplifying public reporting requirements.

Costly distractions were eliminated in order to allow the company to focus squarely on Willow Oak Asset Management.

Slide 4

CORPORATE ORGANIZATION – PRIMARY ENTITIES

Enterprise Diversified

Asset Management Willow Oak Asset Management Focused Compounding Capital Management Alluvial Fund – Strategic partner Bonhoeffer Fund – Internal Fund Fund Management Services – Arquitos Capital Focused Compounding Fund

Real Estate Operations EDI Real Estate Passive stake in historical real estate holdings

Non-Core Sitestar.net Royalty stream – home services business Opportunistic investments

Slide 5

LEADERSHIP TEAM

Enterprise Diversified
Board of Directors

Defines and approves the strategic vision of Enterprise Diversified

Advises and supports network growth of Willow Oak Asset Management

Steven Kiel
Executive chairman

Oversees the execution of the strategic vision for Enterprise Diversified and its subsidiaries

Strategically drives the growth of Willow Oak Asset Management

Alea Kleinhammer
Vice President &
Chief Financial Officer

Monitors and reports on the financial strength of Enterprise Diversified and its subsidiaries

Oversees the activities and drives the strategic direction of each subsidiary

Jessica Greer
Vice President &
Chief of Staff

Manages the daily activities of the asset management division including network building, investor relations, and Fund Management Services

Provides operational guidance for Enterprise Diversified and its subsidiaries

Mary Kate LaCroix
Vice President, Operations

Monitors and manages the operational strength of Enterprise Diversified and its subsidiaries

Provides assistance in the development of the asset management division including investor relations and Fund Management Services

Slide 6

For the year ended December 31, 2019 – Subsidiaries	Asset Management	Real Estate	Internet	Other	Consolidated
Revenues	$ 166,462	$ 537,763	$ 1,066,229	$ 212,631	$ 1,983,085
Alluvial Fund	1,606,814	-	-	-	1,606,814
Total revenues	1,773,276	537,763	1,066,229	212,631	3,589,899
Cost of revenue	-	485,459	330,654	-	816,113
Operating expenses	410,226	338,025	223,118	1,101,098	2,072,467
Other income (expense)	36,565	(4,712,766)	10,169	96,551	(4,569,481)
Income (loss) from discontinued operations	-	-	-	(1,510,475)	(1,510,475)
Total net income (loss)	$ 1,399,615	($ 4,998,487)	$ 522,626	($ 2,302,391)	($ 5,378,637)

Slide 7

ASSET MANAGEMENT

Willow Oak Asset Management partners
with unique emerging investment managers.

Slide 8

FOCUSED COMPOUNDING CAPITAL MANAGEMENT

Willow Oak partnered with Focused Compounding in 2019, expanding their current capital management offerings through managed accounts and launching a new private investment partnership. Willow Oak provides ongoing fund management services and earns 10% of all fees earned through the fund and managed accounts.

Focused Compounding

Investing through both a private partnership and managed accounts, Focused Compounding spends 99% of their time focused on the 1% of stocks every other fund ignores. Finding and investing in great off-the-radar businesses, Focused Compounding achieves uncorrelated returns from a portfolio of companies overlooked by other investors and the market.

Cofounders Geoff Gannon and Andrew Kuhn market to wide audiences through regular podcasts, videos, and research. Learn more at focusedcompounding.com.

Focused Compounding “We spend 99% of our time on the 1% of stocks every other fund ignores.”

Slide 9

ALLUVIAL FUND

Willow Oak seeded Alluvial Fund in 2017. As a special partner, Willow Oak earns a fee share in addition to income related to our investment. As of December 31, 2019, the value of Willow Oak’s investment in Alluvial totaled $10,072,358.

Alluvial Fund

Alluvial Fund looks for complicated, underestimated—even stigmatized—businesses across industry sectors and geographies. Operating off the beaten path, Alluvial turns over rocks, conducting comprehensive research to build a portfolio of little-known but well-equipped companies on a path to success.

David Waters founded Alluvial Capital Management in 2014; in addition to the fund, Dave manages capital for clients through managed accounts and maintains an investing blog at OTCAdventures.com.

Alluvial Fund, LP

Slide 10

BONHOEFFER FUND

Willow Oak co-launched Bonhoeffer Fund in 2017. As the general partner for the fund, Willow Oak earns 50% of all fees earned. Willow Oak provides operational, marketing, and investor relations support through our Fund Management Services.

Bonhoeffer Fund

The bedrock of the Bonhoeffer Fund is independent thinking combined with rigorous analysis, steeped in the principles of finance and corporate valuation. Applying concepts from developed markets that have been effective, the fund identifies and invests in companies that exhibit those qualities in disrupted industries, misunderstood sectors, and emerging markets.

Portfolio Manager Keith Smith is a director for Enterprise Diversified and an advisor for Willow Oak; he brings more than 20 years of experience as a valuation expert and a decade of personal investing experience during which he developed and executed the Bonhoeffer strategy, producing exceptional returns over that time.

Bonhoeffer Capital Management

Slide 11

FUND MANAGEMENT SERVICES

Willow Oak launched our Fund Management Services (FMS) in 2018, offering tailored services to boutique fund managers. Willow Oak’s FMS team provides investor relations, marketing, and operational infrastructure to help funds scale.

Alluvial Fund, LP Arquitos Capital Management Bonhoeffer Capital Management Focused Compounding “We spend 99% of our time on the 1% of stocks every other fund ignores.”

Slide 12

FOCUSED ON GROWTH

Increasing assets under management

Adding funds to the Willow Oak platform

Increasing visibility of Willow Oak and associated funds

Growing the Willow Oak network of emerging manager partners, investors, and Fund Management Services clients

Slide 13

WILLOW OAK BY THE NUMBERS

Network Growth: In 2019, Willow Oak Asset Management grew our network of emerging manager partners, investors, and FMS clients. We increased the visibility of our affiliated funds as we hosted investor events in Omaha and New York City, launched our Willow Oak YouTube channel, and participated in numerous podcasts, interviews, and on-line discussions.

Sign up to receive the latest news on our affiliated funds at willowoakfunds.com/news-and-views and subscribe to our YouTube channel at youtube.com/WillowOakAssetManagement.

	Year Ended December 31, 2019	Year Ended December 31, 2018	% Growth
Realized and unrealized gains (losses) on investment activity	$1,607,644	($834,014)	293%
Management and performance fee revenue	$65,171	$41,151	58%
Fund Management Services revenue*	$100,461	$17,614	470%
Assets under management	$51,434,337	$54,551,970	(6%)
Investor accounts	219	191	15%

*Willow Oak’s Fund Management Services was launched in the fourth quarter of 2018.

Slide 14

REAL ESTATE

Enterprise Diversified holds a 35% stake in Mt Melrose and operates a historical property portfolio located in Roanoke, Virginia.

Slide 15

REAL ESTATE

Mt Melrose, LLC (MM)

Enterprise Diversified holds a 35% ownership stake in Mt Melrose and is in partnership with a third-party operator. Financial results for Mt Melrose have been deconsolidated as of the period ended June 30, 2019.

EDI Real Estate, LLC (EDI)

EDI consists of a portfolio of nine properties, including vacant lots, located in Roanoke, Virginia. These properties are legacy properties that were purchased by previous management prior to 2016 as part of a reinvestment strategy for the internet segment’s excess cash flows.

On December 24, 2019, Enterprise Diversified completed the sale of a commercial warehouse space located in Lexington, Kentucky. The property was sold at its carrying value of $850,000.

Slide 16

NON-CORE

Enterprise Diversified carries out several non-core activities consisting of legacy businesses and opportunistic investments.

Slide 17

NON-CORE

Sitestar.net

INTERNET

Sitestar.net offers consumer and business-grade internet access, wholesale managed modem services, web hosting, third-party software as a reseller, and various ancillary services to customers in the United States and Canada.

	12-31-2019	12-31-2018	12-31-2017
Revenue	$1,066,229	$1,168,843	$1,287,408
Net Income	$522,626	$637,604	$782,413

TRIAD GUARANTY

Enterprise Diversified issued a high-interest note payable with recourse to Triad Guaranty, Inc., a post-bankruptcy shell company with approximately $500 million in Net Operating Loss carryforwards that begin to expire in 2028.

HOME SERVICES

Enterprise Diversified sold its former home services subsidiary on May 24, 2019, in exchange for a royalty stream over the next five years. We receive 7.5% of revenue generated by our customers in the first year and 5% of revenue for each of the next four years.

Slide 18

DISCLAIMER

This presentation may contain forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as may, will, should, anticipate, estimate, expect, project, intend, plan, believe, seek, would, could, and similar words or expressions and are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect management’s expectations at the date of this presentation regarding future conditions, events, or results. They are not guaranties of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated by the forward-looking statements.

There are many factors that could cause actual conditions, events, or results to differ from those anticipated by the forward-looking statements contained in this presentation. Readers are cautioned not to place undue reliance on forward-looking statements in this presentation. We do not undertake to update any forward-looking statements included in this presentation. The statements in this presentation are for the convenience of our shareholders, capital partners, and other stakeholders and are qualified in their entirety by reports that we file with the SEC.

Slide 19

ENDI

Enterprise Diversified

www.enterprisediversified.com